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                            Asset Purchase Agreement

                                      among

                             WellTech Eastern, Inc.

                           Shreve's Well Service, Inc.

                                       and

                                William A. Shreve






                                 April 18, 1997



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                            Asset Purchase Agreement

This Asset Purchase Agreement (this "Agreement") is entered into as of April 18, 1997 among WellTech Eastern, Inc., a Delaware corporation ("Buyer"), Shreve's Well Service, Inc., a ___________ corporation (the "Seller"), and William A. Shreve , the sole shareholder of the Seller (the "Shareholder").

                              W I T N E S S E T H:

WHEREAS, the Seller desires to sell certain of its assets, and Buyer desires to acquire such assets.

NOW,   THEREFORE,   in   consideration   of  the  premises  and  of  the  mutual
representations, warranties, covenants and agreements, and subject to the terms and conditions herein contained, the parties hereto hereby agree as follows:

                                    Article I

                           Purchase and Sale of Assets

I.1 Purchase and Sale of the Assets. Subject to the terms and conditions set forth in this Agreement, the Seller hereby agrees to sell, convey, transfer, assign and deliver to Buyer all those assets of the Seller which were appraised and listed on that certain appraisal of Superior Auction Company dated March 5, 1997, a copy of which is attached hereto as Exhibit I.1 and incorporated by reference, and Seller's phone numbers, customer and supplier lists and the goodwill associated with Seller's well service business (all such assets being sold hereunder are referred to collectively herein as the "Assets"):

Seller shall execute and deliver to Buyer a Bill of Sale and Assignment conveying all of Seller's right, title and interest in the Assets to Buyer and shall execute and deliver such other documents of assignment and conveyance as are necessary to transfer ownership of the Assets to Buyer.

I.2 Consideration for Assets. As consideration for the sale of the Assets to Buyer, the execution of those certain non-competition agreements provided herein and for the other covenants and agreements of the Seller and the Shareholder contained herein, Buyer agrees to pay to the Seller and Shareholder, on the date hereof, the total sum of $550,000 as allocated on Schedule 3.3 in the form of a cashier's check or bank check or wire transfer of immediately available funds to an account or accounts designated by the Seller.

I.3 Liabilities. Buyer shall not assume any obligations of Seller or Shareholder and Seller shall be responsible for any and all of its obligations including without limitation those liabilities and obligations (i) arising from Seller's employment of those employees of Seller listed on Schedule 3.2 hereto and (ii) any and all of Seller's environmental obligations (the "Seller Liabilities").

                                   Article II

                         Representations and Warranties
                        of the Seller and the Shareholder

II.1 Representations and Warranties of the Seller and the Shareholder. Each of the Seller and the Shareholder jointly and severally represents and warrants to Buyer as follows:

II.1.1. Organization and Good Standing. The Seller is a corporation duly organized, validly existing and in good standing under the laws of its state of organization, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary.

II.1.2. Agreements Authorized and their Effect on Other Obligations. The execution and delivery of this Agreement have been authorized by all necessary corporate and shareholder action on the part of the Seller and the Shareholder, and this Agreement is the valid and binding obligation of the Seller and the Shareholder enforceable (subject to normal equitable principles) against each of such parties in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, will not conflict with or result in a violation or breach of any term or provision of, nor constitute a default under (i) the charter or bylaws (or other organizational documents) of the Seller or the Shareholder,
(ii) any obligation, indenture, mortgage, deed of trust, lease, contract or other agreement to which the Seller or the Shareholder is a party or by which the Seller or the Shareholder or their respective properties are bound; or (iii) any provision of any law, rule, regulation, order, permits, certificate, writ, judgment, injunction, decree, determination, award or other decision of any court, arbitrator, or other governmental authority to which the Seller or the Shareholder or any of their respective properties are subject.

II.1.3. Contracts. There are no contracts in effect which relate to the Assets and Buyer shall have the right to own and operate the Assets free from any contractual obligations entered into by Seller or Shareholder. To the best of their knowledge, neither the Seller nor the Shareholder has received any information which would cause either of such parties to conclude that any customer of the Seller will (or is likely to) cease doing business with the Seller

II.1.4. Title to and Condition of Assets. The Seller has good, indefeasible and marketable title to all of the Assets, free and clear of any Encumbrances (defined below). Buyer has had the opportunity to inspect the Assets and neither Seller nor Shareholder makes any warranty concerning the condition of said Assets, the sale hereunder being AS IS, WHERE IS with respect to the condition of the Assets. All of the Assets conform to all applicable laws governing their use. No notice of any violation of any law, statute, ordinance, or regulation relating to any of the Assets has been received by the Seller or the Shareholder, except such as have been fully complied with. The term "Encumbrances" means all liens, security interests, pledges, mortgages, deeds of trust, claims, rights of first refusal, options, charges, restrictions or conditions to transfer or assignment, liabilities, obligations, privileges, equities, easements, rights of way, limitations, reservations, restrictions, and other encumbrances of any kind or nature.

II.1.5. Licenses and Permits. There are no licenses or permits necessary under law or otherwise for the operation, maintenance and use of the Assets in the manner in which they are now being operated, maintained and used.

II.1.6. Financial Statements. The Seller has delivered to Buyer copies of certain unaudited financial statements of Seller, copies of which are attached hereto as Schedule 2.1.7 (collectively, the "Seller Financial Statements") and include an unaudited balance sheet (the Unaudited Balance Sheet") as of December 31, 1996 (the "Balance Sheet Date"). The Seller Financial Statements are true, correct and complete in all material respects and present fairly and fully the financial condition of the Seller as at the dates and for the periods indicated thereon, and have been prepared in accordance with generally accepted accounting principles as promulgated by the American Institute of Certified Public Accountants ("GAAP") applied on a consistent basis, except as noted therein. Each of the Seller Financial Statements include all adjustments which are necessary for a fair presentation of the applicable Seller's results for that period. The inventories of the Seller reflected in the Unaudited Balance Sheet, or which have thereafter been acquired by the Seller, consist of items of a quality and quantity salable in the normal course of the applicable Business.
The values at which such inventories are carried are in accordance with GAAP applied on a consistent basis, and are consistent with the normal inventory level and practices of the Seller with respect to the Business.

II.1.7. Absence of Certain Changes and Events. Other than as a result of the transactions contemplated by this Agreement, since the Balance Sheet Date, there has not been:
(a) Financial Change. Any adverse change in the Assets or the financial condition, operations, liabilities or prospects of the Seller;

(b) Property Damage. Any damage, destruction, or loss to any of the Assets (whether or not covered by insurance);

(c) Waiver. Any waiver or release of a material right of or claim held by the Seller;

(d) Change in Assets. Any acquisition, disposition, transfer, encumbrance, mortgage, pledge or other encumbrance of any asset of the Seller other than in the ordinary course of business;

(e) Labor Disputes. Any labor disputes between the Seller and its employees; or

(f) Other Changes. Any other event or condition known to the Seller or the Shareholder that particularly pertains to and has or might have an adverse effect on the Assets or the financial condition or prospects of the Seller.

II.1.8. Necessary Consents. The Seller has obtained and delivered to Buyer all consents to assignment or waivers thereof required to be obtained from any governmental authority or from any other third party in order to validly transfer the Assets hereunder, including, without limitation, any consents required to assign the Contracts or the Seller Permits.

II.1.9. Environmental Matters. None of the current or past operations of the Assets is being or has been conducted or used in such a manner as to constitute a violation of any Applicable Environmental Laws (defined below). Neither the Seller nor the Shareholder has received any notice (whether formal or informal, written or oral) from any entity, governmental agency or individual regarding any existing, pending or threatened investigation or inquiry related to violations of any Applicable Environmental Laws or regarding any claims for remedial obligations or contribution for removal costs or damages under any Applicable Environmental Laws. There are no writs, injunction decrees, orders or judgments outstanding, or lawsuits, claims, proceedings or investigations pending or, to the knowledge of the Seller or the Shareholder, threatened relating to the ownership, use, maintenance or operation of the Assets nor, to the knowledge of the Seller or the Shareholder, is there any basis for any of the foregoing. Buyer is not required to obtain any permits, licenses or similar authorizations pursuant to any Applicable Environmental Laws in effect as of the date hereof to operate and use any of the Assets for their current or proposed purposes and uses. To the knowledge of either the Seller or the Shareholder, the Assets include all environmental and pollution control equipment necessary for compliance with all Applicable Environmental Laws. No Hazardous Materials (defined below) have been or are currently being used by the Seller in the operation of the Assets. No Hazardous Materials are or have ever been incorporated into any of the Assets. The term "Applicable Environmental Laws" means any applicable federal, state or local law, statute, ordinance, rule, regulation, order or notice requirement pertaining to human health, the environment, or to the storage, treatment, discharge, release or disposal of hazardous wastes or hazardous substances, including, without limitation (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. ss.ss.9601 et seq.), as amended from time to time, including, without limitation, as amended pursuant to the Superfund Amendments and Reauthorization Act of 1986 ("CERCLA"), and regulations promulgated thereunder, (ii) the Resources Conservation and Recovery Act of 1976 (42 U.S.C. ss.ss.6901 et seq.), as amended from time to time ("RCRA"), and regulations promulgated thereunder,
(iii) the Federal Water Pollution Control Act (U.S.C.A. ss.9601 et seq.), as amended, and regulations promulgated thereunder, and (iv) any applicable state laws or regulations relating to the environment. The term "Hazardous Materials" means (x) asbestos, polychlorinated biphenyls, urea formaldehyde, lead based paint, radon gas, petroleum, oil, solid waste, pollutants and contaminants, and
(y) any chemicals, materials, wastes or substances that are defined, regulated, determined or identified as toxic or hazardous in any Applicable Environmental Laws, including, but not limited to, substances defined as "hazardous substances," "hazardous materials," or "hazardous waste" in CERCLA, RCRA, the Hazardous Materials Transportation Act (49 U.S.C. ss. 1801, et seq.), or comparable state and local statutes or in the regulations adopted and publications promulgated pursuant to said statutes.

II.1.10. No ERISA Plans or Labor Issues. No employee benefit plan of the Seller, whether or not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended, will by its terms or applicable law, become binding upon or an obligation of Buyer. The Seller has not engaged in any unfair labor practices which could reasonably be expected to result in a material adverse effect on the Assets. The Seller does not have any dispute with any of its existing or former employees, and there are no labor disputes or, to the knowledge of the Seller or the Shareholder, any disputes threatened by current or former employees of any of the Seller.

II.1.11. Investigations; Litigation. No investigation or review by any governmental entity with respect to the Seller or any of the transactions contemplated by this Agreement is pending or, to the knowledge of the Seller or the Shareholder, threatened, nor has any governmental entity indicated to either the Seller or the Shareholder an intention to conduct the same. There is no suit, action, or legal, administrative, arbitration, or other proceeding or governmental investigation pending to which either the Seller or the Shareholder is a party or, to the knowledge of either the Seller or the Shareholder, might become a party or which particularly affects the Assets.

II.1.12. Absence of Certain Business Practices. Neither the Seller, nor any officer of the Seller, nor to the best of Seller's knowledge, employee or agent of the Seller, or any other person acting on behalf of any of the Seller, have, directly or indirectly, within the past five years, given or agreed to give any gift or similar benefit to any customer, supplier, government employee or other person who is or may be in a position to help or hinder the profitable use of the Assets (or to assist the Seller in connection with any actual or proposed transaction) which if not given in the past, might have had a material adverse effect on the profitable use of the Assets, or if not continued in the future, might materially adversely affect the profitable use of the Assets.

II.1.13. Solvency. The Seller is not presently insolvent, nor will the Seller be rendered insolvent by the occurrence of the transactions contemplated by this Agreement. The term "insolvent", with respect to a particular Seller, means that the sum of the present fair and saleable value of such Seller's assets does not and will not exceed its debts and other probable liabilities, and the term "debts" includes any legal liability whether matured or unmatured, liquidated or unliquidated, absolute fixed or contingent, disputed or undisputed or secured or unsecured.

II.1.14. Untrue Statements. This Agreement and all other agreements executed by the Seller or the Shareholder and delivered to Buyer does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Seller has also made available to Buyer true, complete and correct copies of all lists of suppliers and customers, and records relating to the Assets, and such information covers all commitments and liabilities of Buyer relating principally to the Assets.

II.1.15. Finder's Fee. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by the Seller, the Shareholder and their counsel directly with Buyer and its counsel, without the intervention of any other person in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee or any similar payment.

                                   Article III

                              Additional Agreements

III.1 Noncompetition. Except as otherwise consented to or approved in writing by Buyer, each of the Seller and the Shareholder agree that for a period of 60 months following the date hereof, such party will not, directly or indirectly, acting alone or as a member of a partnership or a holder of, or investor in as much as 5% of any security of any class of any corporation or other business entity (i) engage in any business in competition with the business or businesses conducted by the Seller on the date hereof or by Buyer (or Buyer's affiliates) on the date hereof, or in any service business the services of which are provided and marketed by the Seller on the date hereof or by Buyer (or Buyer's affiliates) on the date hereof in the following states: West Virginia, Virginia, Kentucky, Ohio, Pennsylvania, New York, Maryland and Indiana (the "Non-Competition Territory"); (ii) request any present customers or suppliers of the Seller to curtail or cancel their business with Buyer; (iii) disclose to any person, firm or corporation any trade, technical or technological secrets of Buyer (or Buyer's affiliates) or of the Seller or any details of their organization or business affairs or (iv) induce or actively attempt to influence any employee of Buyer (or Buyer's affiliates) to terminate his employment. Buyer acknowledges that Seller owns oil and gas wells and is engaged in the production of oil and gas therefrom. Nothing contained herein shall be construed to prohibit Seller or Shareholder from continuing to engage in said oil and gas production within the Non-Competition Territory and from servicing only such oil and gas wells owned by Seller or Shareholder; provided however that Seller and Shareholder agree that any equipment acquired or leased by Seller or Shareholder for the purpose of servicing Seller or Shareholder's oil and gas wells shall be used exclusively for the purpose of servicing Seller or Shareholder's wells and not for wells owned by others or for compensation. Each of the Seller and the Shareholder agree that if either the length of time or geographical area as set forth in this Section 3.1 is deemed too restrictive in any court proceeding, the court may reduce such restrictions to those which it deems reasonable under the circumstances. The obligations expressed in this Section 3.1 are in addition to any other obligations that the Seller and the Shareholder may have under the laws of any state requiring a corporation selling its assets (and the shareholders of such corporation) to limit its activities so that the goodwill and business relations being transferred with such assets will not be materially impaired. Each of the Seller and the Shareholder further agree and acknowledge that Buyer does not have any adequate remedy at law for the breach or threatened breach by the Seller or the Shareholder of the covenants contained in this
Section 3.1, and agree that Buyer may, in addition to the other remedies which may be available to it hereunder, file a suit in equity to enjoin the Seller or the Shareholder from such breach or threatened breach. If any provisions of this
Section 3.1 are held to be invalid or against public policy, the remaining provisions shall not be affected thereby. Each of the Seller and the Shareholder acknowledges that the covenants set forth in this Section 3.1 are being executed and delivered by such party in consideration of the covenants of Buyer contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged.

III.2 Hiring Employees. Schedule 3.2 hereto is a complete and accurate listing of all employees of the Seller that devote their full time and effort in the operation of the Assets and the conduct of the Business (the "Employees"). Effective as of the date hereof, all of the Employees shall be terminated by the Seller and, subject to such Employees meeting Buyer's standard employment eligibility requirements, hired by Buyer. Buyer shall have no liability or obligation with respect to any employee benefits of any Employee except those benefits that accrue pursuant to such Employees' employment with Buyer on or after the date hereof. Each of the Seller and the Shareholder shall cooperate with Buyer in connection with any offer of employment from Buyer to the employees and use its best efforts to cause the acceptance of any and all such offers. All Employees hired by Buyer shall be at-will employees of Buyer.

III.3 Allocation of Purchase Price. The parties hereto agree to allocate the purchase price paid by Buyer for the Assets hereunder as set forth on Schedule
3.3 hereto, and shall report this transaction for federal income tax purposes in accordance with the allocation so agreed upon. The parties hereto for themselves and for their respective successors and assigns covenant and agree that they will file coordinating Form 8594's in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended, with their respective income tax returns for the taxable year that includes the date hereof.

III.4 Additional Non-Competition Agreements. The parties acknowledge that Seller intends to give certain consideration to each of the following persons from the consideration received from Buyer: Timothy Wilson, Thomas Wilson, William Shreve II, Christopher Shreve and Kevin Shreve. Buyer's obligations hereunder are expressly conditioned upon the execution of those certain Non-Competition Agreements between Buyer and Timothy Wilson, Thomas Wilson, William Shreve II, Christopher Shreve and Kevin Shreve and Seller and Shareholder agree that they shall deliver to Buyer within 30 days hereof executed Non-Competition Agreements between Buyer and each of the individuals named in this Section III.4.

III.5 Further Assurances. From time to time, as and when requested by any party hereto, any other party hereto shall execute and deliver, or cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further or other actions as may be reasonably necessary to effect the transactions contemplated hereby.

                                   Article IV

                                 Indemnification

IV.1 Indemnification by the Seller and the Shareholder. In addition to any other remedies available to Buyer under this Agreement, or at law or in equity, each of the Seller and the Shareholder shall, jointly and severally, indemnify, defend and hold harmless Buyer and its officers, directors, employees, agents and stockholders, against and with respect to any and all claims, costs, damages, losses, expenses, obligations, liabilities, recoveries, suits, causes of action and deficiencies, including interest, penalties and reasonable attorneys' fees and expenses (collectively, the "Damages") that such indemnitee shall incur or suffer, which arise, result from or relate to (i) any breach of, or failure by either the Seller or the Shareholder to perform, their respective representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or delivered to Buyer by the Seller or the Shareholder under this Agreement; and (ii) the Seller Liabilities.

IV.2 Indemnification Procedure. If any party hereto discovers or otherwise becomes aware of an indemnification claim arising under Section 4.1 of this Agreement, such indemnified party shall give written notice to the indemnifying party, specifying such claim, and may thereafter exercise any remedies available to such party under this Agreement; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligations hereunder, to the extent the indemnifying party is not materially prejudiced thereby. Further, promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Article 4, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligations hereunder, to the extent the indemnifying party is not materially prejudiced thereby. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after such notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof unless the indemnifying party has failed to assume the defense of such claim and to employ counsel reasonably satisfactory to such indemnified person. An indemnifying party who elects not to assume the defense of a claim shall not be liable for the fees and expenses of more than one counsel in any single jurisdiction for all parties indemnified by such indemnifying party with respect to such claim or with respect to claims separate but similar or related in the same jurisdiction arising out of the same general allegations. Notwithstanding any of the foregoing to the contrary, the indemnified party will be entitled to select its own counsel and assume the defense of any action brought against it if the indemnifying party fails to select counsel reasonably satisfactory to the indemnified party, the expenses of such defense to be paid by the indemnifying party. No indemnifying party shall consent to entry of any judgment or enter into any settlement with respect to a claim without the consent of the indemnified party, which consent shall not be unreasonably withheld, or unless such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such claim. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action, the defense of which has been assumed by an indemnifying party, without the consent of such indemnifying party, which consent shall not be unreasonably withheld.

                                    Article V

                                  Miscellaneous

V.1 Survival of Representations, Warranties and Covenants. All representations, warranties, covenants and agreements made by the parties hereto shall survive indefinitely without limitation, notwithstanding any investigation made by or on behalf of any of the parties hereto. All statements contained in any certificate, schedule, exhibit or other instrument delivered pursuant to this Agreement shall be deemed to have been representations and warranties by the respective party or parties, as the case may be, and shall also survive without limitation despite any investigation made by any party hereto or on its behalf.

V.2 Entirety. This Agreement embodies the entire agreement among the parties with respect to the subject matter hereof, and all prior agreements between the parties with respect thereto are hereby superseded in their entirety.

V.3 Notices and Waivers. Any notice or waiver to be given to any party hereto shall be in writing and shall be delivered by courier, sent by facsimile transmission or first class registered or certified mail, postage prepaid, return receipt requested.

If to Buyer

Addressed to:                                 With a copy to:

WellTech Eastern, Inc.                        Porter & Hedges, L.L.P.
Two Tower Center, Tenth Floor                 700 Louisiana
East Brunswick, New Jersey 08816              Houston, Texas 77210-4744
Attn: General Counsel                         Attention: Samuel N. Allen
Facsimile:  (908) 247-5148                    Facsimile:  (713) 228-1331

If to the Seller or the Shareholder

Addressed to:

William A. Shreve
Route 3, Box 164
Spencer, West Virginia 25276
Facsimile: (304) 927-2245

Any communication so addressed and mailed by first-class registered or certified mail, postage prepaid, with return receipt requested, shall be deemed to be received on the third business day after so mailed, and if delivered by courier or facsimile to such address, upon delivery during normal business hours on any business day.

V.5 Captions. The captions contained in this Agreement are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any article, section, or paragraph hereof.

V.6 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the successors and assigns of the parties hereto.

V.7 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

V.8 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the applicable laws of the State of West Virginia.

IN WITNESS WHEREOF, the Shareholder has executed this Agreement and the other parties hereto have caused this Agreement to be signed in their respective corporate names by their respective duly authorized representatives, all as of the day and year first above written.


                                                     BUYER:


                                                     WELLTECH EASTERN, INC.


                              By:
                              Name:  Kenneth C. Hill
                              Title: Vice-President


                              SELLER:

                              SHREVE'S WELL SERVICE, INC.


                              By:
                              Name:
                              Title:


                              SHAREHOLDER:

                              ---------------------------------
                              William A. Shreve




                                       -1-



                                  SCHEDULE 3.3

                          ALLOCATION OF PURCHASE PRICE



Equipment  $300,000 - Shreve Well Service, Inc.



Covenant Not to Compete   $250,000 - William A. Shreve